Exhibit 99.1
Report of Independent Registered Public Accounting Firm
The Board of Directors
MRV Communications, Inc.
We have audited the accompanying consolidated balance sheets of Fiberxon, Inc. (the “Company”) as of December 31, 2005 and 2006, and the related consolidated statements of income and comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006. These financial statements are the responsibility of the management of Fiberxon, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fiberxon, Inc., as of December 31, 2005 and 2006 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

BDO Shenzhen Dahua Tiancheng CPA
/s/  BDO Shenzhen Dahua Tiancheng CPA
Shenzhen, PRC
September 28, 2007

FIBERXON, INC
CONSOLIDATED BALANCE SHEETS
(In US Dollars)

	December 31,		June 30,
	2005	2006	2007
			(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,532,161	$2,541,022	$5,558,214
Investments in marketable securities	2,995,997	—	—
Restricted deposits	4,602,164	7,636,690	2,302,324
Accounts receivable, net of allowance for doubtful accounts $1,483,783, $1,178,278, and $791,874	7,158,123	12,729,194	19,410,223
Trade receivable from related parties	556,829	2,305,034	2,403,893
Other receivables	231,874	1,402,095	1,717,917
Advances to suppliers	613,127	370,822	2,422,258
Inventories, net of provision $1,215,530, $2,956,209,and $3,773,568	13,426,983	16,508,350	17,895,642
Prepayments and other assets	201,843	151,218	509,412

Total current assets	36,319,101	43,644,425	52,219,883
Machinery and equipment, net	9,096,039	9,112,657	8,567,835

Total assets	$45,415,140	$52,757,082	$60,787,718

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term bank loans	$1,823,378	$5,159,427	$3,770,363
Capital lease obligations, current portion	402,676	214,659	134,624
Accounts payable	6,492,442	12,706,093	19,486,354
Advances from customers	498,873	678,277	411,439
Accrued payroll and related expense	654,742	640,476	655,857
VAT Payable	306,935	1,554,873	2,222,552
Warranty liabilities	—	80,334	116,352
Income tax payable	—	494,579	1,099,671
Accrued liabilities and other payables	2,321,571	5,322,954	7,205,177

Total current liabilities	12,500,617	26,851,672	35,102,389
Long-term liabilities:
Capital lease obligations, net of current portion	262,608	49,416	—

Total liabilities	12,763,225	26,901,088	35,102,389

Stockholders’ equity:
Convertible preferred stock Series A , B, and C, par value $0.001 per share, 45,181,818, 45,181,818, 45,181,818 shares authorized, issued, and outstanding in aggregate	45,182	45,182	45,182
Common stock, par value $0.001 per share, 80,000,000 shares authorized,16,984,064, 18,600,313, and 18,677,832 shares issued and outstanding	16,984	18,600	18,678
Additional paid-in capital	38,694,484	40,224,751	40,167,646
Accumulated deficits	(6,236,727)	(14,710,883)	(14,922,409)
Cumulative translation adjustments	136,889	278,344	376,232
Unrealized loss on investments held for sale	(4,897)	—	—

Total stockholders’ equity	32,651,915	25,855,994	25,685,329

Total liabilities and stockholders’ equity	$45,415,140	$52,757,082	$60,787,718

See accompanying notes to financial statements

FIBERXON, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(In US Dollars)

	Years Ended June 30,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
				(Unaudited)	(Unaudited)
Revenue from product sales	$38,987,354	$34,282,770	$48,426,341	$19,125,788	$40,562,758
Cost of goods sold	28,096,208	24,411,362	35,786,362	14,080,267	30,563,003

Gross profit	10,891,146	9,871,408	12,639,979	5,045,521	9,999,755

Operating expenses:
Selling	2,584,733	3,175,412	4,196,106	1,767,450	2,396,675
General and administrative	4,672,052	6,543,338	7,958,326	2,339,707	3,015,137
Research and development	2,251,236	5,382,994	6,757,365	2,503,015	3,172,495

Total operating expenses	9,508,021	15,101,744	18,911,797	6,610,172	8,584,307

Income (Loss) from operations	1,383,125	(5,230,336)	(6,271,818)	(1,564,651)	1,415,448

Other expense, net	(799,979)	(788,560)	(1,548,549)	(15,405)	(899,846)
Interest expense, net	(87,572)	(22,617)	(119,788)	(61,764)	(104,857)
Investment income	2,442	111,083	59,769	59,769	—

Income (Loss) before income taxes	498,016	(5,930,430)	(7,880,386)	(1,582,051)	410,745

Income tax provisions	15,098	—	593,770	213,682	622,271

Net income (loss)	$482,918	$(5,930,430)	$(8,474,156)	$(1,795,733)	$(211,526)

Weighted average number of common shares	16,005,564	16,759,430	17,524,911	16,996,108	18,623,012

Weighted average number of diluted common shares	38,943,687	—	—	—	—

Basic earnings (loss) per share	$0.03	$(0.35)	$(0.48)	$(0.11)	$(0.01)

Diluted earnings per share	$0.01	$(0.35)	$(0.48)	$(0.11)	$(0.01)

Net income (loss)	$482,918	$(5,930,430)	$(8,474,156)	$(1,795,733)	$(211,526)
Other comprehensive income:
Adjustments on available-for-sale investments	(2,609)	(2,288)	4,897	—	—
Translation adjustments	2,423	134,466	141,455	11,993	97,888

Comprehensive income (loss)	$482,732	$(5,798,252)	$(8,327,804)	$(1,783,740)	$(113,638)

See accompanying notes to financial statements

FIBERXON, INC
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In US Dollars)

							Accumulated
					Additional		Other
	Common Stock		Preferred Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficits	(Loss) Income	Total
Balance at January 1, 2004	16,000,000	$16,000	9,000,000	$9,000	$5,420,610	$(789,215)	$—	$4,656,395
Exercise of stock options	290,061	290	—	—	28,716	—	—	29,006
Issuance of Convertible Series B Preferred Stock	—	—	18,000,000	18,000	11,600,865	—	—	11,618,865
Stock-based compensation	—	—	—	—	972,893	—	—	972,893
Net income for the year	—	—	—	—	—	482,918	—	482,918
Unrealized loss on available-for-sale investments	—	—	—	—	—	—	(2,609)	(2,609)
Translation adjustments	—	—	—	—	—	—	2,423	2,423

Balance at December 31, 2004	16,290,061	16,290	27,000,000	27,000	18,023,084	(306,297)	(186)	17,759,891

Exercise of stock options	694,003	694	—	—	137,568	—	—	138,262
Issuance of Convertible Series C Preferred Stock	—	—	18,181,818	18,182	19,569,776	—	—	19,587,958
Stock-based compensation	—	—	—	—	964,056	—	—	964,056
Net loss for the year	—	—	—	—	—	(5,930,430)	—	(5,930,430)
Unrealized loss on available-for-sale investments	—	—	—	—	—	—	(2,288)	(2,288)
Translation adjustments	—	—	—	—	—	—	134,466	134,466

Balance at December 31, 2005	16,984,064	16,984	45,181,818	45,182	38,694,484	(6,236,727)	131,992	32,651,915

Exercise of stock options	1,616,249	1,616	—	—	164,813	—	—	166,429
Stock-based compensation	—	—	—	—	1,365,454	—	—	1,365,454
Net loss for the year	—	—	—	—	—	(8,474,156)	—	(8,474,156)
Reverse of unrealized loss	—	—	—	—	—	—	4,897	4,897
Translation adjustments	—	—	—	—	—	—	141,455	141,455

Balance at December 31, 2006	18,600,313	18,600	45,181,818	45,182	40,224,751	(14,710,883)	278,344	25,855,994

Exercise of stock options	77,519	78	—	—	23,971	—	—	24,049
Stock-based compensation	—	—	—	—	(81,076)	—	—	(81,076)
Net loss for the year	—	—	—	—	—	(211,526)	—	(211,526)
Translation adjustments	—	—	—	—	—		97,888	97,888

Balance at June 30, 2007 (unaudited)	18,677,832	$18,678	45,181,818	$45,182	$40,167,646	$(14,922,409)	$376,232	$25,685,329

See accompanying notes to financial statements

FIBERXON, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
Increase (Decrease) in Cash and Cash Equivalents
(In US Dollars)

	Years Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
				(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$482,918	$(5,930,430)	$(8,474,156)	$(1,795,733)	$(211,526)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	464,976	1,719,568	2,367,713	1,011,018	1,588,556
Share-based compensation	972,893	964,056	1,365,454	526,370	(81,076)
Allowance for doubtful accounts	163,244	1,320,539	(305,505)	(692,363)	(386,404)
Provision for inventories	964,514	251,017	1,740,679	595,497	817,359
Gain on the disposal of marketable securities	—	(28,921)	(15,169)	(15,169)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,730,082)	(4,801,176)	(5,264,914)	(3,642,791)	(6,211,173)
Trade receivable from related parties	(19,892,006)	19,667,842	(1,941,729)	(1,345,978)	(117,024)
Inventories	(6,777,861)	(6,217,399)	(4,687,593)	(7,149,510)	(2,175,213)
Other receivables	(1,496,443)	785,261	(900,698)	(14,580)	(2,388,166)
Prepayments and other assets	199,424	(164,124)	54,197	(761,448)	(272,962)
Accounts payable	21,347,292	(15,633,805)	6,060,096	5,803,157	6,585,388
Accrued liabilities and other payables	2,164,298	977,090	4,408,980	511,507	2,305,789
Income tax payable	—	—	478,271	171,766	584,510

Net cash (used in) provided by operating activities	(3,136,833)	(7,090,482)	(5,114,374)	(6,798,257)	38,058

Cash flows from investing activities:
Purchase of machinery and equipment	(2,089,861)	(6,573,231)	(2,396,921)	(547,941)	(1,062,499)
Purchase of marketable securities	(1,977,609)	(8,511,441)	(1,271,483)	(1,271,482)	—
Proceeds from disposing marketable securities	—	7,517,077	4,287,546	4,287,546	—

Net cash (used in) provided by investing activities	(4,067,470)	(7,567,595)	619,142	2,468,123	(1,062,499)

Cash flows from financing activities:
Proceeds from issuing preferred stock	11,618,865	19,587,958	—	—	—
Proceeds from issuing common stock	29,006	138,262	166,429	—	24,049
Proceeds from (Repayments to) short-term loans	304,783	(181,355)	3,273,026	(180,759)	(1,368,427)
Repayments to capital lease obligations	(136,175)	(442,775)	(398,558)	(239,753)	(130,070)
Restricted cash	(500,000)	(4,012,376)	(2,940,123)	1,985,208	5,224,780

Net cash provided by financing activities	11,316,479	15,089,714	100,774	1,564,696	3,750,332

Effect of foreign exchange rate changes	2,423	(210,238)	403,319	37,367	291,301

Net increase (decrease) in cash and cash equivalents	4,114,599	221,399	(3,991,139)	(2,728,071)	3,017,192
Cash and cash equivalents, beginning of period	2,196,163	6,310,762	6,532,161	6,532,161	2,541,022

Cash and cash equivalents, end of period	$6,310,762	$6,532,161	$2,541,022	$3,804,090	$5,558,214

See accompanying notes to financial statements

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND
Fiberxon, Inc (“the Company”) was incorporated under the laws of the State of Delaware in the United States on December 29, 2000 to conduct businesses in communication network entrance for telecommunication, data and television applications. On March 12, 2001, the Company established a wholly owned subsidiary in Chengdu, China named Fiberxon (Chengdu) Co., Ltd. with a registered capital of approximately $5.5 million under the laws of People’s Republic of China with a 20-year operating life. On April 4, 2001, the Company established a wholly owned subsidiary in Shenzhen, China named Fiberxon (Shenzhen) Co., Ltd. with a registered capital of $10 million under the laws of People’s Republic of China with a 20-year of operating life. On October 9, 2002, the Company established a wholly owned subsidiary in Hong Kong, China named Fiberxon (Hong Kong) Limited under the laws of Hong Kong Special Administration Zone. On June 21, 2006, the Company established a wholly owned subsidiary in Macao, China named Fiberxon (Macao Commercial Offshore) Limited under the laws of Macao Special Administration Zone. On May 18, 2005, the Company established in British Virgin Island Amazing Stream Holdings Limited as the holding company of the Macao subsidiary. Fiberxon (Shenzhen), Fiberxon (Chengdu) and Fiberxon (Hong Kong) have been conducting businesses since its inception, respectively. Fiberxon (Macao) has not substantially started its business operation yet at June 30, 2007. The Company develops and manufactures transceivers in terms of its customers’ specifications and sells certain semi-assembles to various customers located in China, Asia, Europe, and North America. The Company operates in one business segment and its majority operations are located in mainland China. Management of the Company started to discuss with MRV Communications, Inc., a publicly traded company in the U.S., for a sale and purchase transaction since early 2006. From December 2006 to January 2007, the Company implemented a series of organizational restructures in order to execute the sale and purchase transaction with MRV, one of which was to change the name of the owner of Fiberxon (Shenzhen) and Fiberxon (Chengdu) in China from Fiberxon, Inc. to Fiberxon LLC. These restructurings were for tax planning purposes without impact on the financial statements.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation. All of the consolidated financial statements have been prepared based on generally accepted accounting principles in the United States.
Revenue Recognition
Fiberxon, Inc’s product sales compose of transceivers and semi-assembles, which are used in network communication for telecommunication, data and television application. The Company recognizes product revenue, net of sales discounts, returns and allowances, when persuasive evidence of an arrangement exists, delivery has occurred and all significant contractual obligations have been satisfied, the price is fixed or determinable, and collection is considered probable. If products are defective and returned by the customer, they are replaced with the new ones. The Company generally provides warranty for its products against defects for one to two years. The estimated cost of warranty obligations are recognized at the time of revenue recognition based on contract terms and claims experience through the business practice of the prior years. The revenue presented in the statements of operations was net of tax collected on behalf of government, such as value added tax and any surcharges.

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Foreign Currency Translations and Transactions
The Renminbi (“RMB”), the national currency of PRC, is the primary currency of the economic environment in which the operations of two subsidiaries, Fiberxon Shenzhen and Fiberxon Chengdu, are conducted. Hong Kong dollar is the primary currency of the economic environment in which the operations of Fiberxon Hong Kong are conducted. U.S dollar is the functional currency in which Fiberxon Macao recorded all its activities. The Company uses the United States dollars (“US dollars”) for financial reporting purposes.
The Company translates three subsidiaries’ assets and liabilities into US dollars using the exchange rate prevailing at the balance sheet date, and the statement of income is translated at average rate during the reporting period. Adjustments resulting from the translation of subsidiaries’ financial statements from the functional currency into US dollars are recorded in shareholders’ equity as part of accumulated comprehensive income (loss) — translation adjustments. Gains or losses resulting from transactions in currencies other than the functional currency are reflected in the statements of operations for the reporting periods.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Since the Company’s major operations are located in mainland China, at December 31, 2005, 2006 and June 30, 2007 (unaudited), approximately $5,575,996, $2,099,461 and $3,697,101 of the Company’s cash and equivalents are maintained in banking institutions outside the U.S.
Accounts Receivable and Concentration of Credit Risk
During the normal course of business, the Company extends unsecured credit to its customers. Typically credit terms require payments to be made within 90 days of the invoice date. The Company does not require collateral from its customers. The Company maintains its cash accounts at credit worthy financial institutions and closely monitors the movements of its cash positions.
The Company regularly evaluates and monitors the creditworthiness of each customer on a case-by-case basis. The Company includes any account balances that are determined to be uncollectible in the allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of customers to meet their financial obligations. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations a specific allowance is recorded to reduce the net recognized receivable to the amount the Company reasonably believes will be collected. For all other customers the Company recognizes allowances for doubtful accounts based upon historical bad debts, customer concentration, customer credit-worthiness, current economic conditions and changes in customer payment terms. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to management, the Company believes that its allowance for doubtful accounts as of December 31, 2005, 2006, and June 30, 2007 (unaudited) were adequate, respectively. However, actual write-off might exceed the recorded allowance.

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
The following table presents allowance activities in accounts receivable.

	December 31,		June 30,
	2005	2006	2007
			(Unaudited)
Beginning balance	$163,244	$1,483,783	$1,178,278
Additions charged to expense	1,320,539	—	—
Recovery	—	(305,505)	(386,404)

Ending balance	$1,483,783	$1,178,278	$791,874

Inventories
Inventories are composed of raw materials and low value consumables, work in progress, and finished goods. Inventories are stated at the lower of cost or the market based on weighted average method. The Company makes provisions for estimated excess and obsolete inventory based on its regular reviews of inventory quantities on hand and the latest forecasts of product demand and production requirements from its customers. The Company writes down inventories for not saleable, excess or obsolete raw materials, work-in-process and finished goods by charging such write-downs to cost of sales. In addition to write-downs based on newly introduced parts, statistics and judgments are used for assessing a provision on the remaining inventory based on salability and obsolescence.
Machinery and Equipment
Machinery and equipment are recorded at historical cost, net of accumulated depreciation. The amount of depreciation is determined using the straight-line method over the estimated useful lives of the related assets, as follows:

Electronic equipment and computer	5 years
Machinery	5 years
Furniture and office equipment	5 years
Vehicles	5 years
Leasehold improvements	Over shorter of lease term or economic life
Maintenance and repairs are charged directly to expense as incurred, whereas betterment and renewals are generally capitalized in their respective property accounts. When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized and reflected as an item before operating income (loss).
Shipping and Handling Cost
The Company adopted EITF 00-10, “Accounting for Shipping and Handling Fees and Costs.” All shipping and handling fees charged to customers are included in net revenue, and shipping and handling costs for goods shipped by the Company to customers are included in selling expenses.

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Impairment or Disposal of Long-Lived Assets
The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. There was no such impairment as of December 31, 2006, 2005 and June 30, 2007 (unaudited).
Investments in Marketable Securities
The Company’s investments in debt and equity securities are comprised primarily of corporate bonds, U.S. government issues and federal agencies issues. Investment securities are recorded as required by Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities”.
The Company classifies its marketable securities as available for sale. Available for sale securities are initially recorded at cost and periodically adjusted to fair value with any changes in fair value during a period excluded from earnings and reported as a charge or credit net of tax effects to other comprehensive income or loss in the Statement of Shareholders’ Equity. A decline in the fair value of any available for sale security below cost that is deemed to be other than temporary will be reported as a reduction of the carrying amount to fair value. Such an impairment is charged to earnings and a new cost basis of the security is established. Cost basis is established and maintained utilizing the specific identification method.
Fair Value of Financial Instruments
The carrying amount of cash, accounts receivable, other receivables,short-term bank loans, accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items. The fair value of amounts due from/to related parties and stockholders are reasonable estimate of their fair value as the amounts will be collected and paid off in a period less than one year.
Value Added Tax
Fiberxon Shenzhen and Fiberxon Chengdu are subject to value added tax (VAT) imposed by the PRC government on their domestic product sales. VAT rate for the companies is 17%. The input VAT can be offset against the output VAT. VAT payable or receivable balance presented on the Company’s balance sheets represents either the input VAT less than or larger than the output VAT. The debit balance represents a credit against future collection of output VAT instead of a receivable. The balance of VAT payable at respective balance sheet date includes the amount related to the prior years.

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Research and Development
Research and development expenses are recorded in the consolidated statement of operations in the period in which they are incurred.
Advertising Expenses
The Company expenses advertising costs as incurred. Advertising expenses were $282,919, $342,628 and $225,746 for the year ended December 31, 2004, 2005 and 2006, respectively, and $92,096 and $132,444 for the six month period ended June 30, 2006 and 2007 (unaudited), respectively.
Income Taxes
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No 109, “Accounting for Income Taxes” (“SFAS No. 109”). SFAS No. 109 requires an entity to recognize deferred tax liabilities and assets. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.
Fiberxon Shenzhen is registered at Shenzhen and subject to a favorable income tax rate at 15% comparing to a statutory income tax rate of 33% (30% for the central government and 3% for the local government) under the current tax laws of PRC because Shenzhen is a special economic zone designated by the Chinese central government to attract foreign investments. In accordance with the favorable tax policy prevailing in Shenzhen, Fiberxon Shenzhen should be entitled to enjoy the favorable tax treatment for two years of 100% exemption and three-years of 50% exemption. However, Fiberxon Shenzhen did not apply for this favorable treatment on a timely basis and lost this privilege. Under China tax laws, net operating loss can be carried forward for only five years and not carried back. Consequently, the net operation loss carried forward from year 2001, by Fiberxon Shenzhen will expire in year 2006 if Fiberxon Shenzhen starts to generate profit in year 2007.
Fiberxon Chengdu is registered in a New and High Tech Zone established by Chengdu city government and subject to a favorable income tax rate at 18% (It means that 50% of the central government tax rate at 30% and a full 3% of provincial tax rate.) Fiberxon Chengdu applied the favorable tax treatment for two years of 100% exemption and three years of 50% exemption starting the first year it made profit, which is the year of 2004.
On March 16, 2007, the People Congress passed a new Uniform Enterprise Tax Law, which will not have any impact to Fiberxon Shenzhen and Fiberxon Chengdu due to the grandfather rules.
Fiberxon Hong Kong is subject to an income tax rate at 17.5% under Hong Kong Inland Revenue jurisdiction. However, Fiberxon Hong Kong does not have any Hong Kong sourced income for income tax purpose. Fiberxon Macao is not subject to income tax under Macao Inland Revenue jurisdiction as it is owned by a BIV intermediary entity (which is fully owned by the Company) and there is no income tax burden on the off-shore company under Macao tax law.

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Income Taxes (Continued)
Fiberxon, Inc was incorporated under the laws of the State of Delaware and is subject to U.S. federal income tax and California state income tax. For U.S. income tax purposes no provision has been made for U.S. taxes on undistributed earnings of overseas subsidiaries with which the Company intends to continue to reinvest. It is not practicable to estimate the amount of additional tax that might be payable on the foreign earnings if they were remitted as dividends, or lent to the Company, or if the Company should sell its stock in the subsidiary.
Because the consolidated financial statements were based on the respective entities’ historical financial statements, the respective effective income tax rate for the periods reported represents the effect of actual income tax provisions incurred of two China operating entities, two special administrative zone based entities and one US based entity.
Retained Earnings
It is the intention of the Company to reinvest earnings generated from the operations of its foreign subsidiaries and retained in those foreign subsidiaries. Accordingly, no provision has been made for U.S. income and foreign withholding taxes that would result if such earnings were repatriated. These taxes are undeterminable at this time. The amount of earnings retained in foreign subsidiaries, mainly Fiberxon (Hong Kong), was $11,401,484, $7,796,102 and $7,081,883 at December 31, 2005, 2006 and June 30, 2007 (unaudited), respectively.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.
Appropriations to Statutory/Legal Reserve
Under the corporate law and relevant regulations in China, Fiberxon (Shenzhen) and Fiberxon (Chengdu) are required to appropriate a portion of its profit to statutory reserve. It is required to appropriate 15% of its annual after-tax income each year to statutory reserve until the statutory reserve balance reaches 50% of the registered capital. In general, the statutory reserve shall not be used for dividend distribution purpose.
In accordance with the requirements of the Macao Commercial Code, Fiberxon (Macao) is also required to appropriate a portion of its profit for the accounting period of no less than 25% to legal reserve, until the reserve reaches an amount equal to half of the issued capital.

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Comprehensive Income (Loss)
The Company adopted Statement of Financial Accounting Standard No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”), issued by the Financial Accounting Standards Board (“FASB”). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company has chosen to report comprehensive income (loss) in the statements of income and comprehensive income. Comprehensive income (loss) is comprised net income and all changes to stockholders’ equity except those due to investments by owners and distributions to owners.
Earnings (Loss) Per Share
The Company presents earnings per share in accordance with the Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”). Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings (loss) per share. For the years ended December 31, 2005, 2006, and six months ended June 30, 2006 and 2007 (unaudited), 9,703,773, 8,764,397 and 10,042,946 and 7,368,159 shares of options respectively were excluded from the computation of earnings (loss) per share as they were anti-diluted. Convertible preferred stock for the years ended December 31, 2005, 2006 and six months ended June 30, 2006 and 2007 (unaudited) of 45,181,818 shares were also excluded from the computation of earnings (loss) per share as they were anti-diluted.
Share-Based Payments
The Company adopted Statement of Financial Accounting Standards No 123(R): “Share-Based Payments” (SFAS 123R) effective January 1, 2006. SFAS 123R amends existing accounting pronouncements for share-based payment transactions in which an enterprise receives employee and certain non-employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R generally requires such transactions be accounted for using a fair-value-based method. As the Company adopted the fair value approach to account for the stock option since 2002, the Company did not need to provide addition disclosure for the transition from intrinsic value approach to fair value approach.
Adoption of FIN No. 48
Effective January 1, 2007, the Company adopted the FASB’s Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. In accordance with FIN 48, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its financial statements. The Company’s policy is to classify interest and penalties as part of other liabilities and other operating expenses. There were amounts of interest or penalties payable accrued during the six months ended June 30, 2007 and payable at June 30, 2007 that were related to the prior years.

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Recent Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company will adopt the provisions of SFAS No. 157 beginning in the first quarter of 2008 and therefore, the Company has not yet determined the effect, if any, the adoption of SFAS No. 157 will have on its results of operations or financial position.
In February 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115,” (SFAS No. 159). SFAS No. 159 provides a company with the option to measure selected financial instruments and certain other items at fair value at specified election dates. The election may be applied on an item-by-item basis, with disclosure regarding reasons for the partial election and additional information about items selected for fair value option. The fair value measurement election is irrevocable and subsequent changes in fair value must be recorded in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007 and interim periods with those fiscal years. The Company has not yet determined whether it will elect the option provided in this standard, or what impact the adoption of such election would have on its consolidated financial statements.
NOTE 3 — RESTRICTED DEPOSITS
Restricted deposits are the deposits which were pledged against the facility used to issue letters of credit and promissory notes. Restricted deposits were as follows:

	December 31,		June 30,
	2005	2006	2007
			(Unaudited)
Deposit for credit facilities	$4,602,164	$7,636,690	$2,302,324

NOTE 4 — INVESTMENTS IN MARKETABLE SECURITIES
The following table summarizes the investments in marketable securities:

	December 31, 2005
		Gross
		Unrealized	Fair
	Cost	Losses	Value
Corporate bonds	$1,797,747	$(477)	$1,797,270
U.S. government issues	1,035,237	(3,361)	1,031,876
Federal agencies issues	167,910	(1,059)	166,851

	3,000,894	(4,897)	2,995,997

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 5 — INVENTORIES

	December 31,		June 30,
	2005	2006	2007
			(Unaudited)
Raw materials	$3,862,555	$5,697,993	$10,514,648
Work in progress	4,237,810	1,401,226	2,159,273
Finished goods	6,542,148	12,365,340	8,995,289

	14,642,513	19,464,559	21,669,210
Provision	(1,215,530)	(2,956,209)	(3,773,568)

	$13,426,983	$16,508,350	$17,895,642

NOTE 6 — MACHINERY AND EQUIPMENT
A summary of machinery and equipment at cost is as follows:

	December 31,		June 30,
	2005	2006	2007
			(Unaudited)
Electronic equipment and computer	$9,935,020	$11,886,582	$12,709,857
Machinery	266,542	424,907	508,442
Furniture and office equipment	218,400	198,774	212,242
Vehicles	195,208	195,573	200,508
Leasehold improvements	1,126,855	1,529,087	1,567,676
Construction in progress	35,627	—	79,932

	11,777,652	14,234,923	15,278,657
Accumulated depreciation	(2,681,613)	(5,122,266)	(6,710,822)

	$9,096,039	9,112,657	8,567,835

The depreciation and amortization for the years ended December 31, 2004, 2005 and 2006 were $474,976, $1,719,568 and $2,367,713 respectively. Depreciation and amortization for the six months ended June 30, 2006 and 2007 (unaudited) were $1,011,018 and $1,588,556 respectively.
NOTE 7 — WARRANTY LIABILITY
The Company’s product warranty activities were summarized as follows:

	December 31,		June 30,
	2005	2006	2007
			(Unaudited)
Beginning balance	$—	$—	$80,334
Expense accrued	—	90,699	119,865
Expense incurred	—	(10,365)	(83,847)

Ending balance	$—	$80,334	$116,352

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 8 — SHORT-TERM BANK LOANS
Short term bank loans at December 31, 2005, 2006 and June 30, 2007 (unaudited) represent the revolving loans borrowed from several commercial banks in Shenzhe and Hong Kong, respectively.

	December 31,		June 30,
	2005	2006	2007
			(Unaudited)
Shenzhen	$1,823,378	$5,147,293	$3,770,363
Hong Kong	—	12,134	—

Ending balance	$1,823,378	$5,159,427	$3,770,363

All these short-term bank loans were due within one year and had fixed interest rates ranging from 4.35% to 5.89% per annum. Most of the short-term bank loans were secured by deposits pledged with the banks. The proceeds from these short-term bank loans were used for working capital purpose.
NOTE 9 — INCOME TAXES
The income (loss) generated by the Company before income taxes in years ended at 2004, 2005 and 2006 and six months ended June 30, 2006 and 2007 (unaudited), respectively, was as follows:

	Years Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
China	$(2,973,927)	$(8,047,107)	$(1,092,782)	$(1,932,035)	$1,896,278
Hong Kong	5,256,363	3,453,980	(2,895,107)	1,583,270	(332,153)
Macao	—	—	87,925	—	13,922
United States	(1,784,420)	(1,337,303)	(3,980,422)	(1,233,286)	(1,167,302)

Total	$498,016	$(5,930,430)	$(7,880,386)	$(1,582,051)	$410,745

The income tax provision was as follows:

	Years Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
Income taxes:
Current
State	$15,098	$—	$—	$—	$—
China	—	—	593,770	213,682	622,271

Total	$15,098	$—	$593,770	$213,682	$622,271

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 9 — INCOME TAXES (Continued)
The difference between the effective income tax rate and the expected statutory rate was as follows:

				Six Months Ended
	Years Ended December 31,			June 30,
	2004	2005	2006	2006	2007
Federal rate	34.0%	34.0%	34.0%	34.0%	34.0%
Income tax rate reduction	(199.0)	(36.0)	(44.9)	(44.4)	(166.6)
Permanent difference	46.2	(6.3)	(6.2)	(15.2)	37.8
Change in valuation allowance	121.8	8.3	9.6	12.1	246.3

Effective income tax rate	3.0%	0.0%	(7.5)%	(13.5)%	151.5%

The temporary differences that have given rise to the deferred tax assets consist of the following:

	December 31,		June 30,
	2005	2006	2007
			(Unaudited)
Allowance for doubtful accounts	$52,854	$90,610	$89,341
Inventory provision	154,976	350,082	419,619
Depreciation	18,706	45,649	14,250
Net operating loss carry-forwards	1,899,998	2,385,048	3,448,896
Accruals	122,329	138,334	49,500

Subtotal	2,248,863	3,009,723	4,021,606
Valuation allowance	(2,248,863)	(3,009,723)	(4,021,606)

Deferred tax assets	$—	$—	$—

NOTE 10 — ACCRUED LIABILITIES AND OTHER PAYABLES
Accrued liabilities and other payables consisted of the following:

	December 31,		June 30,
	2005	2006	2007
			(Unaudited)
Accrued tax penalties	$997,067	$2,335,636	$3,000,851
Accrued sub-contractor fees	774,154	1,234,737	1,482,831
Accrued professional fees	187,105	1,347,039	1,449,494
Others	363,245	405,542	1,272,001

	$2,321,571	$5,322,954	$7,205,177

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 11 — RELATED PARTY TRANSACTIONS
Related Party Relationships

Name of Related Party	Relationship with the Company
UTStarcom, Inc.	Investor of the Company’s Series A and Series B Convertible Preferred Stock

UTStarcom Hangzhou Telecom Co. Ltd.	Subsidiary of UTStarcom, Inc.
Trade Receivable from (to) UTStarcom, Inc.

	December 31,		June 30,
	2005	2006	2007
			(Unaudited)
Beginning balance	$13,169,291	$(120,911)	$222,346
Sales	9,711,364	1,916,748	1,227,364
Collections	(23,001,566)	(1,573,491)	(441,902)

Ending balance	$(120,911)	$222,346	$1,007,808

Trade Receivable from UTStarcom Hangzhou Telecom Co. Ltd.

	December 31,		June 30,
	2005	2006	2007
			(Unaudited)
Beginning balance	$7,043,769	$677,740	$2,082,688
Sales	2,084,069	2,576,438	2,167,524
Collections	(8,450,098)	(1,171,490)	(2,854,127)

Ending balance	$677,740	$2,082,688	$1,396,085

Grand total	556,829	2,305,034	2,403,893

The Company’s management believed that the collection of due from related parties were reasonably assured and accordingly, no provision had been made for these balances of due from related parties.
NOTE 12 — EQUITY TRANSACTIONS
Common Stock
In accordance with the certificate of incorporation, the authorized shares of the Company’s common stock are 80 million of which 16,000,000 shares of common stock issued and outstanding at January 1, 2004.
Preferred Stock
Series A Convertible Preferred Stock
In September 2002, the Company issued 9 million shares of Series A convertible preferred stock with par value of $0.001 at a price of $0.50 per share, of which 5,769,170 shares were issued in exchange for $2,884,585 in cash and 3,230,830 shares were issued to pay off stockholders’ loan of $1,615,415, which was a non-cash transaction.

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 12 — EQUITY TRANSACTIONS (continued)
Series B Convertible Preferred Stock
In April 2004, the Company issued 18 million shares of Series B convertible preferred stock with par value of $0.001 per share at a price of $0.667 per share, resulting in net proceeds of $11,618,865 by netting issuing cost of $387,135.
Series C Convertible Preferred Stock
In June 2005, the Company issued 18,181,818 shares of Series C convertible preferred stock with par value of $0.001 per share at a price of $1.10 per share, resulting in net proceeds of $19,587,958 by netting issuing cost of $412,042.
The features of three series convertible preferred stock are as follows:
•	There are no accumulated dividends for Series A, B and C convertible preferred stock. From the inception of these Series of convertible preferred stock were issued, no dividends for these series of convertible preferred stock had been declared and paid during the years ended December 31, 2004, 2005, and 2006, respectively, and during the six months ended June 30, 2006 and 2007 (unaudited).

•	The redemption price of each share of convertible preferred stock is equal to the issuing price of $0.50 for Series A, $0.667 for Series B and $1.10 for Series C.

•	The holders of each share of Series A, B and C convertible preferred stock entitle to convert his or her shares into the Company’s common stock on one-to-one basis.

•	Each share of Series A, B. and C preferred stock has voting right equal to the number of the Company’s common stock into which it is convertible.

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 13 — SHARE BASED COMPENSATION
Share-Based Compensation
During 2002, the Company adopted a 2002 Stock Option Plan which provides the issuance of both incentive and non-statutory stock options to employee, officers and directors, and service providers to purchase the Company’s common stock. Pursuant to the 2002 Stock Option plan, a total of 5 million shares of the Company’s common stock were reserved for the granting of options originally, which was subsequently increased to 15,295,445 shares during 2005; non-statutory options may be granted to service providers and the incentive stock options may be granted to officers and directors who are also employees; and the terms of options are ten yens. The exercise price of incentive and non-statutory options shall not be less than the per share fair value of the Company’s common stock at the granting date.
The Company adopted the fair value of options granted to account for the share based compensation since 2002. There was no income tax benefit related to share-based compensation since the stock options were issued as the Company did not claim a deduction for corporate income tax purposes. Since the Company adopted the fair value to account for share based compensation there was no transition from SFAS 123 to SFAS 123R. The Company has estimated the fair value for each award as of the date of grant using the Black-Scholes option-pricing model and share-based compensation expense are recognized over the requisite service periods, which is generally a vesting term of 4 years, based on straight line method. Stock options typically have a term of not more than 10 years.
Assumptions
The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the assumptions listed below:

	Assumptions
	2004	2005	2006
Expected volatility	69%	61-69%	68-79%
Risk free interest rate	3.58%	3.80-4.51%	4.60-5.00%
Expected life (years)	7.36	3.47-7.36	2.70-3.81
The expected volatilities are based on the standard deviation of stock price movement of comparable companies. The observation is made over two years. The observation period covered is considered based on the recent trend of share price volatility of comparable companies in the fiber optical equipment sector. The risk-free rate is consistent with the U.S. Treasury yield curve in effect at the time of grant. The expected life is determined based on the employee turnover rate and the option vesting scheme.

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 13 — SHARE BASED COMPENSATION (CONTINUED)
Option Activities
A summary of option activities under the Company’s stock option plan is presented as follows:

			Weighted Average
		Weighted Average	Remaining	Aggregate Intrinsic
Stock Options	Shares	Exercise Price	Contractual Life	Value
Outstanding at January 1, 2004	1,154,500	$0.10
Granted	3,320,700	0.10
Exercised	(290,061)	0.10
Forfeited or expired	(288,600)	0.10

Outstanding at December 31, 2004	3,896,539	$0.10	7.36	$2,630,164

Granted	6,897,571	0.69
Exercised	(694,003)	0.34
Forfeited or expired	(396,334)	0.22

Outstanding at December 31, 2005	9,703,773	$0.51	7.24	$1,940,755

Granted	1,624,200	0.94
Exercised	(1,616,249)	0.11
Forfeited or expired	(947,327)	0.79

Outstanding at December 31, 2006	8,764,397	$0.63	6.55	$3,155,183

Exercisable at December 31, 2006	4,490,449	$0.49	6.80	$1,616,562

The weighted average remaining contractual life, and the weighted average per share exercise price of options outstanding and of options exercisable as of December 31, 2006 were as follows:

		Options Outstanding		Options Exercisable
		Weighted Average
		Remaining
		Contractual Life in	Weighted Average		Weighted Average
Exercise Prices	Number of Shares	Years	Exercise Price	Number of Shares	Exercise Price
$0.10	2,263,506	7.36	$0.10	1,771,573	$0.10
0.34	1,291,685	7.36	0.34	852,504	0.34
0.94	5,209,206	6.00	0.94	1,866,372	0.94

	8,764,397	6.55	0.63	4,490,449	0.49

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 13 — SHARE BASED COMPENSATION (CONTINUED)
A summary of the status of the Company’s non-vested stock options during the year ended December 31, 2006 is presented below:

		Weighted Average
		Grant Date
Non-vested Options	Shares	Fair Value
Non-vested at January 1, 2006	6,665,544	$0.44
Granted	1,624,200	0.31
Vested	(3,068,469)	0.44
Forfeited or expired	(947,327)	0.39

Non-vested at December 31, 2006	4,273,948	$0.40

For the years ended December 31, 2004, 2005, and 2006, the share based compensation was $972,893, $964,056 and $1,365,454, respectively. The share based compensation/(income) for the six months ended June 30, 2006 and 2007 (unaudited) was $526,370 and $(81,076), respectively. As of June 30, 2007 (unaudited), there was $1,278,414 of share based compensation to be recognized over a period of approximately 3 years.
The Company issued 290,061, 694,003, and 1,616,249 shares of its common stock with the proceeds of $29,006, $138,262, and $166,429 due to the fact that 290,061, 694,003, and 1,616,249 were exercised during the years ended December 31, 2004, 2005, and 2006, respectively. During the six months ended June 30, 2007 (unaudited), the Company issued 77,519 shares of its common stock due to the fact that 77,519 options were exercised. The average intrinsic value per option exercised during the years ended December 31, 2004, 2005 and 2006 were $0.72, $0.56 and $0.54, respectively.
NOTE 14 — EARNINGS PER SHARE
The computation of basic and diluted net earnings per share for the periods reported was as follows:

				Six Months Ended
	Years Ended December 31,			June 30,
	2004	2005	2006	2006	2007

				(Unaudited)	(Unaudited)
Numerator:
Net income (loss) attributable to common shareholders	$482,918	$(5,930,430)	$(8,474,156)	$(1,795,733)	$(211,526)
Net income used in computing diluted earnings per share	$482,918	$—	$—	$—	$—

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 14 — EARNINGS PER SHARE (continued)

				Six Months Ended
	Years Ended December 31,			June 30,
	2004	2005	2006	2006	2007

				(Unaudited)	(Unaudited)
Denominator:
Weighted average common shares outstanding — basic	16,005,564	16,759,430	17,524,911	16,996,108	18,623,012
Potential diluted shares:
Assumed exercise of outstanding options	1,165,520	—	—	—	—
Conversion of preferred stock	21,772,603	—	—	—	—

Weighted average common share outstanding — diluted	38,943,687	—	—	—	—

Basic earnings (loss) per share	$0.03	$(0.35)	$(0.48)	$(0.11)	$(0.01)
Diluted earnings (loss) per share	$0.01	$(0.35)	$(0.48)	$(0.11)	$(0.01)
NOTE 15 — SUPPLEMENTORY INFORMATION ABOUT CASH FLOWS

				Six Months Ended
Cash Paid	Years Ended December 31,			June 30,
	2004	2005	2006	2006	2007
				(Unaudited)	(Unaudited)
Interest	$124,494	$182,068	$168,975	$168,975	$151,196
Income tax	15,098	—	108,756	42,617	37,761

	$139,592	$182,068	$277,731	$211,592	$188,957

NOTE 16 — COMMITMENTS AND CONTINGENCIES
The Company leases plants, employee dormitory, and office space in Shenzhen and Chengdu, and office space in the U.S. These space lease are operating lease in nature, expiring at various date through 2009. As of December 31, 2006 total space occupied under operating lease is 12,942 square meters with monthly rentals ranging from $58 to $19,585 per lease. Some of these lease agreements contain renewal options. Total minimum lease payments under each of these leases are charged to operations on a straight-line basis over the term of each respective lease. The Company also leases certain equipment under long-term agreements expiring at various dates through fiscal year 2008.

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 16 — COMMITMENTS AND CONTINGENCIES (continued)
Future minimum payments under capital leases and non-cancelable operating leases as of December 31, 2006 were as follows:

Years Ending December 31,	Capital Leases	Operating Leases
2007	$236,026	$706,126
2008	46,359	173,267
2009	—	65,083

Total future minimum lease payments	282,385	$944,476

Less amount representing interest	(18,310)

Present value of net minimum lease payments	264,075
Less current portion of capital lease obligations	(214,659)

Long-term obligations under capital leases	$49,416

The gross assets amount recorded under capital leases were $1,330,859, $1,371,063 and $1,413,735 as of December 31, 2005, 2006 and June 30, 2007 (unaudited), respectively. Accumulated depreciation was $165,393, $444,602 and $599,813 as of December 31, 2005, 2006 and June 30, 2007 (unaudited), respectively.
Total rental expense on all operating leases, cancelable and non-cancelable, amounted to $191,699, $622,073 and $577,743, for the years ended December 31, 2004, 2005 and 2006, respectively and $208,702 and $383,652, for the six months ended June 30, 2006 and 2007 (unaudited), respectively.
The Company is, from time to time, the subject of litigation claims and assessments arising out of matters occurring in its normal business operations. In the opinion of management, resolution of these matters will not have a material adverse effect on the Company’s financial statements.
NOTE 17 — RETIREMENT BENEFITS
The PRC Subsidiaries’ employees are entitled to a retirement pension calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed pension plan. The PRC government is responsible for the pension liability to these retired employees. The Company is required to make contributions to the retirement plan at approximately 10% to 22% of the monthly basic salaries of the current employees. Employees are required to contribute 8% of their basic salaries. The expense of such arrangements for the Company amounted to $98,241, $119,257 and $388,246 for the years ended December 31, 2004, 2005 and 2006, and $133,526 and $252,653 for the six months ended June 30, 2006 and 2007 (unaudited), respectively.

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 17 — RETIREMENT BENEFITS (CONTINUED)
401(K) Savings and Retirement Plan
The Company has a defined-contribution retirement plan under Internal Revenue Code Section 401(k) (“the Plan”), effective as of January 1, 2004, which covers US employees who have completed 3 months of service and are age 21 or older. The Plan covers substantially all U.S. employees. Under the Plan, eligible employees may contribute up to a maximum of $13,000, $14,000 and $15,000 for the years ended 2004, 2005 and 2006 of their compensation to the Plan. The Company may or may not match any contributions made by the employee to the Plan. For the years ended December 31, 2004, 2005, 2006 and six months ended June 30, 2006 and 2007 (unaudited), the Company did not make any contributions to the Plan.
NOTE 18 — CONCENTRATION OF CUSTOMERS AND VENDORS
Customers and vendors who account for 10% or more of revenues, accounts receivable, purchases, and accounts payable are presented as follows:

		Accounts		Accounts
	Revenue	Receivable	Purchases	Payable
2004

Customer A	$15,466,239	$13,169,291	$—	$—
Customer B	12,349,899	7,043,769	—	—

Vendor A	—	—	5,570,543	—
Vendor B	—	—	18,910,599	16,445,494

2005

Customer A	9,711,364	—	—	—
Customer C	3,326,180	1,876,455	—	—
Customer D	2,556,039	1,021,497	—	—
Customer E	3,480,488	1,251,252	—	—

Vendor A	—	—	5,739,090	—
Vendor B	—	—	4,208,351	—
Vendor C	—	—	1,180,766	628,394
Vendor D	—	—	4,431,219	734,078

2006

Customer B	2,250,756	2,082,820	—	—
Customer F	5,029,123	721,930	—	—

Vendor C	—	—	4,027,610	1,290,229

FIBERXON, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007
(Information for the Six Months Ended June 30, 2006 and 2007 is Unaudited)
NOTE 19 — SEGMENT REPORTING
The Company currently operates in only one business segment. As the Company’s major customers are located in various regions whereas its manufacture facilities are located in China, management believes that the following geographical information of our customers will be useful for decision making process.

				Six Months Ended
	Years Ended December 31,			June 30,
	2004	2005	2006	2006	2007
				(Unaudited)	(Unaudited)
Revenue by customer location:
China	$35,354,961	$14,857,520	$23,524,515	$10,273,865	$18,472,012
Asia outside China	662,735	500,693	8,432,704	2,263,225	8,960,883
Europe	30,830	1,680,637	4,565,049	1,747,764	3,179,046
North America	2,938,828	17,243,920	11,904,073	4,840,934	9,950,817

	$38,987,354	$34,282,770	$48,426,341	$19,125,788	$40,562,758

NOTE 20 — SUBSEQUENT EVENTS
On July 1, 2007, (the “Effective Date”), MRV Communications, Inc. (“MRV”) and its wholly-owned subsidiaries, Lighthouse Transition Corporation and Lighthouse Acquisition Corporation (“LAC”), under which MRV acquired 100% equity interest (including 7,365,159 outstanding stock options) of the Company for an aggregate consideration of approximately $131 million, which comprised (i) $17,650,599 in cash, (ii) 21,188,630 shares of MRV’s common stock at $3.87 per share approximately, and (iii) an obligation to pay an additional amount of $31.5 million in cash or shares of registrant’s common stock, or a combination thereof, if Luminent, Inc. (“Luminent”), a Delaware corporation, another of MRV’s wholly-owned subsidiaries, does not complete an initial public offering (“IPO”) of its common stock within 18 months of the closing of the Fiberxon acquisition, or sooner upon the occurrence of certain acceleration events.
The latter component of the purchase consideration may amount to more or less than $31.5 million if Luminent successfully completes an IPO within 18 months of the closing of the Fiberxon acquisition in that, in such event and in lieu of $31.5 million, MRV has agreed to pay an amount equal to 9.0% of the product obtained by multiplying (x) the price per share to the public in the Luminent IPO, less the discount provided to the underwriters, by (y) the total number of shares of Luminent Common Stock outstanding immediately prior to the effectiveness of the agreement between Luminent and the underwriters of the Luminent IPO.
The aforementioned merger was expected to be completed on June 30, 2007 . However, due to the fact that a set of audited financial statements has not been provided by the Company yet, on June 26, 2007, the Company and MRV and its subsidiaries (together “Buyers”) entered into an amendment to the above Merger Agreement indicating that the merger should take place without providing the audited financial statements of the Company and that the effective time of this merger should be 12:01 AM of July 1, 2007.